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                             BANK MUTUAL CORPORATION

                            2001 STOCK INCENTIVE PLAN
         (RESTATED, AS AMENDED WITH SHAREHOLDER APPROVAL ON MAY 7, 2002)

                                   I. PURPOSE

         1.01 Establishment of Plan. The purpose of this Plan is to promote the growth and development of Bank Mutual Corporation ("Bank Mutual") by providing increased incentives for key salaried employees and directors of Bank Mutual and of any present or future Subsidiaries. A "Subsidiary" as used herein shall mean any corporation in which Bank Mutual or another corporation qualifying as a Subsidiary within this definition owns 50% or more of the total combined voting power of all classes of stock. This Plan provides for the granting of (i) incentive stock options ("ISOs") intended to qualify as such within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), (ii) non-qualified stock options ("NSOs"), and (iii) Management Recognition Awards. The three types of benefits that may be granted under the Plan are collectively referred to as "Awards".

                          II. SHARES SUBJECT TO OPTION

         2.01 Available Shares. A total of not more than 334,454 shares of Bank Mutual common stock are available for the issuance of Management Recognition Awards under the Plan and a total of not more than 1,114,849 shares of Bank Mutual common stock are available for the issuance of other Awards under the Plan. The shares issued under the Plan must be shares issued and reacquired by Bank Mutual; provided, however, that such shares may be authorized but unissued shares if permitted by OTS regulations then in effect. Shares subject to and not issued under an Award which expires, terminates or is cancelled for any reason during the term of the Plan shall again become available for the granting of Awards under the Plan.

         2.02 Changes in the Number of Available Shares. In the event of any recapitalization, stock split or reverse split, combination or exchange of shares, stock dividend, merger in which Bank Mutual is the surviving corporation, combination or exchange of shares, or other capital change affecting the common stock of Bank Mutual, the Committee (defined in Section
3.01 hereof) shall make, subject to the approval of the Board of Directors of Bank Mutual, equitable and appropriate changes in the aggregate number and kind of shares available for which Awards may be granted under the Plan and in the number, price and kind of shares covered by Awards granted or to be granted under the Plan, provided that no changes shall be made in any ISO which would cause such option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                               III. ADMINISTRATION

         3.01 Administration by the Committee. The Plan shall be administered by a committee designated by the Board of Directors of Bank Mutual (the "Committee"), and shall initially be the Compensation Committee of the Board. The Committee shall be constituted to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended or any successor rule ("Rule 16b-3") and Section 162(m) of the Code. A majority of the members of the Committee shall constitute a quorum. The approval of such a quorum, expressed by a vote at a meeting, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan. The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan. Subject to Section 8.04 hereof, the Committee, in its discretion, may modify, extend or renew any Award theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee shall have the power, subject to and within the limits of the express provisions of the Plan:

         (a) to determine from time to time which of the eligible persons shall be granted Awards under the Plan, the type of Awards, and time or times when, and the number of shares for which, an Award or Awards shall be granted to such persons;


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         (b)      to prescribe the other terms and provisions (which need not be identical) of each Award granted under the Plan to eligible persons;


         (c) to construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for Plan administration. The Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in exercising this power shall be final and binding upon Bank Mutual and the individuals; and

         (d) waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award (without regard to any vesting requirements contained in the Award); and

         (e) generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of Bank Mutual with respect to the Plan.


                           IV. ELIGIBILITY FOR AWARDS

         4.01 Eligibility. Key salaried employees and directors of Bank Mutual or any Subsidiary shall be eligible to receive Awards.

         4.02 Grant of Awards. From among all eligible persons, the Committee shall determine from time to time those persons to whom Awards shall be granted, provided that (i) no eligible person shall be eligible to receive an Award or Awards covering or relating to, in the aggregate, more than 25% of the shares available for issuance under the Plan and (ii) directors of Bank Mutual or a Subsidiary who are not also employees of Bank Mutual or any Subsidiary may not receive more than 5% individually, or 30% in the aggregate, of the option shares available for issuance under the Plan. No person shall have any right whatsoever to receive an Award unless so determined by the Committee.

                         V. OPTION TERMS AND CONDITIONS

         5.01 Option Contracts. Options granted hereunder shall be evidenced by option contracts containing such terms and conditions as the Committee shall establish from time to time consistent with the Plan. Option contracts need not be identical but each option contract shall, as appropriate, contain language including the substance of the following provisions:

         (a) Number of Shares and Price. Each option contract shall state the number of shares to which it pertains and the option price therefor. Such price for each ISO or NSO shall be not less than 100% of the fair market value of the shares on the date such option is granted. For all purposes of the Plan, fair market value shall mean average of the high and low sales prices for the shares in the over-the-counter market on the valuation date, as reported by NASDAQ (the National Association of Securities Dealers, Inc. Automatic Quotation System). In the absence of reported sales on NASDAQ on any trading date, fair market value shall be the average of the reported closing bid and asked price for the stock on NASDAQ on such date. Notwithstanding any other provision in this Plan, for any eligible employee who, at the time an ISO is granted, owns (directly and under the attributable rules of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of Bank Mutual (or any parent or Subsidiary) the option price under such ISO shall be not less than 110% of the fair market value of the shares subject to such ISO and such option, by its terms, shall not be exercisable after the expiration of five years from the date such option is granted.

         (b) Vesting of Options. Options may be exercised only in accordance with the terms of each option contract. For vesting purposes, options may not be deemed to have been granted prior to the date of shareholder approval of the Plan. Unless the Committee determines otherwise at the time


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                  of grant, no option shall be exercisable until the optionee has completed at least the number of years of continuous service from the date of grant of each option as follows, and then the same shall be exercisable for any amount of shares covered by such option up to the maximum percentage of shares covered thereunder as follows:

                    Number of Completed Years of                       Maximum Percentage of
                    Continuous Service After                           Shares Becoming Exercisable
                    the Date of Grant of Option                        Under the Option
                    ----------------------------                       -------------------------
                    Less than 1 year                                            Zero
                    At least 1 but less than 2                                   20%
                    At least 2 but less than 3                                   40%
                    At least 3 but less than 4                                   60%
                    At least 4 but less than 5                                   80%
                    At least 5 years                                            100%

                  To the extent provided in Article VI, all options then outstanding shall become immediately exercisable. No fractional shares shall be issuable on exercise of any option and if the application of the maximum percentage set forth above would result in a fractional share, the number of shares exercisable shall be rounded up to the next full share. Finally, the maximum fair market value of Bank Mutual stock (determined at the time of grant) covered by ISOs that first become exercisable by any optionee in any calendar year is limited to $100,000.

         (c) Term of Options and Restriction on Exercise. Unless otherwise determined by the Committee, all rights to exercise an ISO or NSO shall expire ten years from the date of option grant. Although Bank Mutual intends to exert its best efforts so that the shares purchasable upon the exercise of an option will be registered under, or exempt from the registration requirements of the federal Securities Act of 1933 and any applicable state securities law at the time the option becomes exercisable, if the exercise of an option would otherwise result in the violation by Bank Mutual of any provision of such Act or of any state securities law, Bank Mutual may require that such exercise be deferred until Bank Mutual has taken appropriate action to avoid any such violation.

         (d)      Nontransferability. Except as provided in Article VI hereof:

                  (i) all options granted pursuant to the Plan shall not be transferable except by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or by his/her guardian or legal representative; and

                  (ii) no options or any privileges pertaining thereto or under the Plan shall be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, nor be subject to execution, attachment or similar process.

         (e)      Method of Exercise and Payment of Purchase Price. Subject to
                  (c) above, an option may be exercised, as to all or part of the shares covered by the option, by the optionee delivering to the Committee at its principal business office on any business day, a written notice specifying the number of shares the optionee desires to purchase. The option price shall be paid in full in cash or, in the discretion of the Committee in shares of stock of Bank Mutual which have been beneficially owned by the optionee for at least six months prior to the time of exercise, valued at their fair market value determined as of the date of exercise, or in a combination thereof.

         5.02 Rights as Shareholder. An optionee shall not be deemed the holder of any shares covered by an option until such shares are fully paid and issued to him/her after exercise of such option.


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                           VI. TERMINATION OF SERVICE

         6.01 Death. In the event of the death of an optionee while in the service of Bank Mutual or its Subsidiaries, the options then held by such optionee, whether or not otherwise exercisable at the time of such death, may be exercised, by the estate of the optionee or by a person who acquired the right to exercise such options by bequest or inheritance from such optionee, within one year after the date of such death, but not later than the date on which the options would otherwise expire. Any options or portions thereof not so exercised shall terminate.

         6.02 Disability. If the service of an optionee is terminated by reason of disability (in case of an ISO, as defined in Section 105(d)(4) of the Code and in case of an NSO, as determined by the Committee), the options then held by such optionee may be exercised, whether or not otherwise exercisable at the time of such termination, within one year after such termination, but not later than the date on which the options would otherwise expire. Any options or portions thereof not so exercised shall terminate.

         6.03 Other Termination. If the service of an optionee is terminated for any reason other than such death or disability, options then held by such optionee to the extent that the same are exercisable on the date of such termination may be exercised at any time within one year thereafter (provided that any ISO exercised more than three months after the optionee's termination of employment will not be eligible for tax treatment as an ISO and instead will be treated as an NSO), but not later than the date on which the options would otherwise expire. However, notwithstanding any other provision of the Plan, if the service of an optionee is terminated for cause, as determined by the Committee, all options then held by such optionee shall be deemed terminated and not exercisable by such optionee.

         6.04 Transfers and Leaves. A change in employment from Bank Mutual to a Subsidiary, or vice versa, shall not constitute termination of employment for purposes of the Plan. The Committee may determine that for purposes of the Plan, an optionee who is on leave of absence (but in the case of ISOs, only to the extent that employment is not determined to be interrupted thereby for purposes of Section 422 of the Code) will still be considered as in the continuous employment of Bank Mutual or a Subsidiary.

                       VII. MANAGEMENT RECOGNITION AWARDS

         7.01 Administration. Management recognition awards may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which management recognition awards will be granted, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Committee may condition the grant of Management Recognition Awards upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The provisions of the Awards need not be the same with respect to each recipient.

         7.02 Awards and Certificates. Each individual receiving a Management Recognition Award shall be issued a certificate in respect of such shares. Such certificate shall be registered in the name of such individual and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Bank Mutual Corporation 2001 Stock Incentive Plan and an agreement identifying the restrictions applicable to the shares. Copies of such Plan and agreement are on file at the corporate office of Bank Mutual."

         The Committee may require that the certificates evidencing such shares be held in custody by Bank Mutual until the restrictions thereon shall have lapsed and that, as a condition of any Award, the grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award.

         7.03 Terms and Conditions. Management Recognition Awards shall be subject to the following terms and conditions:



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         (a)      Until the applicable restrictions lapse, the grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the shares.

         (b) The grantee shall have, with respect to the shares covered by the Award, all of the rights of a stockholder of Bank Mutual, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in stock shall be paid in the form of additional restricted stock.

         (c) Except to the extent otherwise provided in the applicable agreement and (d) below, all shares still subject to restriction shall be forfeited by the grantee upon termination of a grantee's service for any reason.

         (d) The restrictions applicable to any Management Recognition Award may lapse no more quickly and in no greater percentage than options are allowed to vest under Section 5.01(b) above.

         (e) If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the grantee.

         (f) Each Award shall be confirmed by, and be subject to the terms of, an agreement identifying the restrictions applicable to the shares.

         (g) The aggregate amount of all shares of Bank Mutual common stock obtained by any Bank Mutual tax-qualified employee stock benefit plan in Mutual Savings Bank's restructuring completed November 1, 2000 or within one year following the restructuring, together with the number of shares of Bank Mutual common stock available for issuance as Management Recognition Awards under the Plan, shall not exceed 1,114,849 shares.

                               VIII. MISCELLANEOUS

         8.01 Term of Plan and Effective Date. Awards may be granted under this Plan at any time up until the expiration of ten years following the Effective Date of the Plan; on which date the plan shall expire, except as to outstanding options, which options shall remain in effect until they have been exercised or have expired. The Effective Date of the Plan shall be February 5, 2001, the date of its adoption by the Board of Directors of Bank Mutual, subject, however, to approval by the shareholders of Bank Mutual within a period of twelve months after such adoption. Notwithstanding any other provision hereof, no options granted hereunder shall be exercisable and no restriction with respect to any Award shall lapse, until a date at least one year after such shareholder approval has been obtained.

         8.02 No Employment or Retention Agreement Intended. The grant of an Award hereunder shall not be deemed to imply the right to continued service in any capacity by Bank Mutual or a Subsidiary and shall not constitute an employment agreement or retention agreement of any kind.

         8.03 Separate Plan. This Plan is separate and independent from any other stock incentive plan or similar plan of Bank Mutual.

         8.04 Amendment or Discontinuance. The Board of Directors of Bank Mutual may amend or discontinue this Plan at any time, but may not, without the consent of the optionee to whom an option has been granted, make any alteration in such option which would adversely affect the same, or be made without shareholder approval if such approval would be required in order to comply with Rule 16b-3, the Code or the applicable regulations of the OTS.

         8.05 Liability. No member of the Board of Directors, or the Committee, or the officers or employees of Bank Mutual shall be personally liable for any action, omission or determination made in good faith in connection with the Plan.



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         8.06 Government and Other Regulations. The obligations of Bank Mutual to sell and deliver shares of stock under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by the governmental agencies as may be deemed necessary or desirable by the Board of Directors of Bank Mutual, including (without limitation) the satisfaction of all applicable federal, state and local tax withholding requirements.

         8.07 Withholding Taxes. All distributions under the Plan shall be subject to any required withholding taxes and other withholdings and, in case of distributions in Bank Mutual common stock, the participant or other recipient may, as a condition precedent to the delivery of said common stock, be required to pay to his/her participating employer the excess if any, of the amount of required withholding if any, from distributions in cash under the Plan. The required withholding may be paid in full or in the discretion of the Committee, in shares of stock of Bank Mutual, valued at its fair market value as of the date the withholding obligation arises, or in a combination thereof. Any such request or election (to satisfy a withholding obligation using shares) by an individual who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder. No distribution under the Plan shall be made in fractional shares of Bank Mutual's common stock but the proportional market value thereof shall be paid in cash.

         8.08 Governing Law. This Plan and any option contracts extended pursuant hereto shall be interpreted and enforced in accordance with the laws of the State of Wisconsin.

                              IX. CHANGE IN CONTROL

         9.01 Accelerated Vesting. All outstanding options shall be fully exercisable and the restrictions with respect to all outstanding Management Recognition Awards shall lapse upon a Change in Control (as defined in Section
9.02 below).

         9.02 Change in Control Definition. A "Change in Control" shall be deemed to have occurred if: (a) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than Mutual Savings Bancorp, MHC ("MHC") becomes the beneficial owner, directly or indirectly, of a majority of the capital stock of Bank Mutual in a transaction or transactions subject to the notice provisions of the Change in Bank Control Act of 1978, (12 USC ss. 1817(j)) as amended from time to time, or approval under the Savings and Loan Holding Company Act (12 USC ss. 1467a), as amended from time to time; (b) during any period of two (2) consecutive years, the individuals, who at the beginning of any such period constituted the directors of Bank Mutual, cease for any reason to constitute at least a majority thereof;
(c) Bank Mutual files a report or proxy statement with the Securities and Exchange Commission and/or the Office of Thrift Supervision disclosing in response to Item 1 of Form 8-K or Item 5 of Part II of Form 10-Q, each promulgated pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") or Item 6(e) of Schedule 14A promulgated thereunder, or successor Items, that a change in control of Bank Mutual has or may have occurred pursuant to any contract or transaction; or (d) any person other than Bank Mutual or MHC becomes the owner of more than 25% of the voting securities of Mutual Savings Bank or First Northern Savings Bank (but the Change in Control shall only be deemed to occur for individuals who are employed by such entity). However, notwithstanding the foregoing provisions, a reorganization of Bank Mutual and MHC in which the shareholders of Bank Mutual prior to such reorganization, the members of MHC and any members of the public, which acquire shares of such entity pursuant to a public offering of securities approved in advance by the board of directors of MHC, together control the successor entity shall not constitute a "Change in Control" hereunder.




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